Exhibit 21.1

COOPER CAMERON CORPORATION — SUBSIDIARIES & JOINT VENTURES
(As of February 26, 2004)

			State/Country of
	% Owned	% Owned	Incorporation or
Cooper Cameron Corporation (Delaware)—Parent	By Subsidiary	by CCC	Organization
Cameron Algerie (1 share owned by CCPEG)		100%	Algeria
Cameron Argentina S.A.I.C. (122,700 shares owned by CCPEG)	Less than 1%	100%	Argentina
Cameron Gabon, S.A. (1 share owned by Chairman)		100%	Gabon
Cameron GmbH		100%	Germany
Cameron Services Middle East LLC (Joint Venture)		24%	Oman
Cameron Venezolana, S.A.		100%	Venezuela
-Cameron Remanufacturas, C.A.	100%		Venezuela
-Camercay, Ltd.	100%		Grand Cayman
Compression Services Company		100%	Ohio USA
Cooper Cameron Foreign Sales Company Ltd.		100%	Barbados
Cooper Cameron Holding (Cayman) Limited		100%	Cayman
-Cameron Australasia Pty. Ltd.	100%		Australia
-Cooper Cameron do Brasil Ltda. (1 share owned by CC (Lux) SARL)	100%		Brazil
-Cooper Cameron (Trinidad) Limited	100%		Trinidad and Tobago
-Cooper Cameron Holding (Luxembourg) SARL	100%		Luxembourg
-Cooper Cameron (Gibraltar) Limited	100%		Gibraltar
–Cooper Cameron (Luxembourg) SARL	100%		Luxembourg
—Cameron Ireland Limited	100%		Ireland
—Cooper Cameron Holding Dutch B.V.	100%		Netherlands
—Cooper Cameron Canada Corporation	100%		Canada
—Cooper Cameron Holding (U.K.) Limited	100%		United Kingdom
—Cameron France, S.A.S.	100%		France
—Cooper Cameron (U.K.) Limited	100%		United Kingdom
—–Cooper Cameron (U.K.) Investments Limited	100%		United Kingdom
——Flow Link Systems Private Ltd.	100%		India
——Nutron Manufacturers (India) Private Limited	100%		India
——Flow Control-Tati Production Sdn. Bhd.	100%		Malaysia
——Nutron Flow Control Sdn. Bhd.	100%		Malaysia
—–Cameron Offshore Engineering Limited	100%		United Kingdom
—–Cooper Cameron Pensions Limited	100%		United Kingdom
—–Cameron Integrated Services Limited	100%		United Kingdom
——Sherkate Mohandesi Hafar Chah Jonoob	50%		Iran
—Cooper Cameron Holding B.V.	100%		Netherlands
—–Cooper Energy Services B.V.	100%		Netherlands
—–Cameron B.V.	100%		Netherlands
—–Cooper Cameron Holding (Norway) AS	100%		Norway
——Cameron Norge AS	100%		Norway
- Cooper Cameron (Singapore) Pte. Ltd.	100%		Singapore
- Riyan Cameron (B) Sendirian Berhad	100%		Brunei
Cooper Cameron (Holding) Corp.		100%	Nevada USA
- Cooper — Texgas Ltd. (1 share owned by Compression Services Co)	50%		Colombia
Cooper Cameron International Holding Corp.		100%	Nevada USA
Cooper Cameron Corporation Nigeria Limited		60%	Nigeria
Cooper Cameron S.R.L.		100%	Italy
Cooper Energy Services de Venezuela, S.A.		100%	Venezuela
Cooper Energy Services International, Inc.		100%	Ohio USA
-Canada Tiefbohrgeräte und Maschinenfabrik GmbH	100%		Austria
Cooper Cameron de Mexico S.A. de C.V. (1 share owned by CCPEG)		100%	Mexico
Cooper Cameron Petroleum Equipment Group, Inc. (CCPEG)		100%	Delaware USA
Cooper Turbocompressor, Inc.		100%	Delaware USA
Lyulka-Cooper (Russian Federation Joint Venture)	50%	50%	Russia
Orbit Valve International, Inc.		100%	Arkansas USA
-Orbit Valve Company	100%		Arkansas USA
Wellhead Services, Inc.		100%	Nevada USA
-Cooper Cameron (Malaysia) Sdn Bhd	49%		Malaysia

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